                                                                    EXHIBIT 1(a)

                                       [Form of Underwriting Agreement for Debt
                                       Securities incorporating Portland General
                                       Electric Company Underwriting Agreement
                                       Standard Provisions dated June 11, 1999]


                        PORTLAND GENERAL ELECTRIC COMPANY

                             UNDERWRITING AGREEMENT
                               FOR DEBT SECURITIES

                                                              ------------, ----


Portland General Electric Company
121 S.W. Salmon Street, Suite 400
Portland, Oregon 97204

Ladies and Gentlemen:

         The underwriter or underwriters named below [, acting through _____________, as representatives (the "Representatives"),] understand that Portland General Electric Company, an Oregon corporation (the "Company"), proposes to issue and sell $_________ aggregate principal amount of [Title of Securities] (the "Purchased Securities"), registered on Registration Statement[s] No[s]. _________. Subject to the terms and conditions set forth herein or incorporated by reference herein and referred to below, the Company hereby agrees to sell and the underwriter or underwriters named below (such underwriter or underwriters being herein called the "Underwriters") agree to purchase, severally and not jointly, the principal amounts of such Purchased Securities set forth below opposite their names at a purchase price equal to ___% of the principal amount thereof [plus accrued interest on the Purchased Securities from ___________, 199_ to the date of payment and delivery]:

         Name     Principal Amount.      Name              Principal Amount
         ----     -----------------      ----              ----------------


                                                          ------------------

                                                  Total:  $
                                                          ==================

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         [The aggregate principal amount of Purchased Securities to be purchased by the several Underwriters may be reduced by the aggregate principal amount of Purchased Securities sold pursuant to delayed delivery contracts with institutional investors.]*

         The Underwriters will pay for such Purchased Securities (less any Purchased Securities sold pursuant to delayed delivery contracts) upon delivery thereof at [state location] at 10:00 a.m. (New York time) on [state date].

         The Purchased Securities shall have the following terms:

           Maturity:
           Initial Price to Public:
           Interest Rate:
           Redemption Provisions:
           Interest Payment Dates:
           Sinking Fund:
           Date referred to in Section 6(1) of the Standard Provisions:
           Purchase Price:   ___% of the principal amount [plus accrued
                             interest from __________, ____ to the date of payment and delivery]
           Listing:
           [Other Terms]:

         [The commission to be paid to the Underwriters in respect of Purchased Securities purchased pursuant to delayed delivery contracts arranged by the Underwriters shall be an amount equal to ___% of the principal amount thereof.]*

         All statements, requests, notices, communications and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Underwriters in care of ____________________ at _________________, Attention: _____________________,
Facsimile No. _______________; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to it at 121 S.W. Salmon Street, Suite 400, Portland, Oregon 97204, Attention: _______________, Facsimile No. (504) 464-2236. Any such statements, requests, notices, communications or agreements shall take effect upon receipt thereof.

         Unless otherwise provided herein, all the provisions contained in the document entitled Portland General Electric Company Underwriting Agreement Standard Provisions dated April __, 1999, a copy of which was filed as an exhibit to Registration Statement No. 333-______ or was filed as an Exhibit to Form 8-K and subsequently incorporated by reference into such Registration Statement, are hereby incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.


--------

     * To be added only if delayed delivery contracts are contemplated.



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         Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and returning the signed copy to us, and in addition have an authorized officer send us no later than [state date and time] by wire, telex, facsimile transmission or other written means, the following message:

                  "We have entered into the Underwriting Agreement dated [insert date] relating to the Purchased Securities referred to therein by signing a copy of the Underwriting Agreement and returning the same or depositing the same in the mail to you."

                                  Very truly yours,


                                  [Name or names of Underwriter or Underwriters]

                                                     OR

                                  [Name of Representative]

                                  By:
                                     -------------------------------------
                                     Name:
                                     Title:
                                     [Acting severally on behalf of
                                     [itself] [themselves] and the several
                                     Underwriters named above]

Accepted:

PORTLAND GENERAL ELECTRIC COMPANY


By:
   ------------------------------------
   Name:
   Title:



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